UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 25, 2007
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Signature
EXHIBIT INDEX
EX-99.1 SYNOVUS' PRESS RELEASE RE: FINANCIAL RESULTS
EX-99.2 SUPPLEMENTAL INFORMATION
EX-99.3 SYNOVUS' PRESS RELEASE RE: SPINOFF TRANSACTION
EX-99.4 QUESTIONS & ANSWERS

Item 2.02	Results of Operations and Financial Condition.

On October 25, 2007, Synovus issued a press release and will hold an investor call and webcast to disclose financial results for the quarter ended September 30, 2007. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

See Item 2.02 above.

Item 8.01	Other Events.

On October 25, 2007, Synovus announced that its Board of Directors has approved an agreement and plan of distribution with TSYS to spin-off to Synovus’ shareholders the shares of TSYS stock currently owned by Synovus. Synovus currently owns 80.8% of TSYS. The spin-off is expected to be tax-free to Synovus and its shareholders. Based on the number of Synovus shares outstanding as of September 30, 2007, Synovus expects that it would distribute approximately .49 share of TSYS for each share of Synovus stock; however, the final distribution ratio will be based on the number of Synovus shares outstanding on the record date and, accordingly, this preliminary distribution ratio is subject to change. The record date is expected to be on or around December 18, 2007. Synovus shareholders will receive cash in lieu of fractional shares for amounts of less than one TSYS share.

Pursuant to the agreement and plan of distribution, TSYS will pay on a pro rata basis to its shareholders, including Synovus, a one-time cash dividend of $600mm or approximately $3.04 per TSYS share based on the number of TSYS shares outstanding as of September 30, 2007. The final per share dividend will be determined based on the number of TSYS shares outstanding on the record date for the TSYS cash dividend, which record date is currently expected to be on or around December 17, 2007. Pursuant to the agreement and plan of distribution, Synovus will receive approximately $485mm in proceeds from this one-time cash dividend.

Both the distribution of the TSYS shares by Synovus and the payment of the one-time cash dividend by TSYS are conditioned upon certain conditions, including the approval of the spin-off by the Georgia Department of Banking and Finance, which are set forth in the Agreement and Plan of Distribution between the parties. Synovus intends to file this document as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission. A copy of the press release issued by Synovus is attached hereto as Exhibit 99.3 and incorporated herein by reference. A copy of the Questions and Answers to be posted on the Synovus website is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Synovus’ press release dated October 25, 2007 regarding financial results for the quarter ended September 30, 2007

	99.2	Supplemental Information prepared for use with the press release regarding financial results for the quarter ended September 30, 2007

	99.3	Synovus’ press release dated October 25, 2007 regarding the spin-off transaction

	99.4	Questions and Answers

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: October 25, 2007	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Synovus’ press release dated October 25, 2007 regarding financial results for the quarter ended September 30, 2007

99.2	Supplemental Information prepared for use with the press release regarding financial results for the quarter ended September 30, 2007

99.3	Synovus’ press release dated October 25, 2007 regarding the spin-off transaction

99.4	Questions and Answers